                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "AGREEMENT") made as of September 1, 1997 by and between PHARMAPRINT INC., a Delaware corporation (the "COMPANY"), and Elliott P. Friedman, an individual residing at 2160 Veloz, Monticeto, California, ("EXECUTIVE").

     In consideration of the mutual promises and covenants set forth below, the COMPANY and EXECUTIVE hereby agree as follows:


                             ARTICLE I - EMPLOYMENT

     Section 1.1 - EMPLOYMENT AND POSITION.

     The COMPANY shall employ EXECUTIVE as Chief Executive Officer. During his employment hereunder, EXECUTIVE shall devote his full energies, experience, skills, abilities, knowledge and productive time to the performance of his duties under this AGREEMENT.

     Section 1.2 - RESPONSIBILITIES, DUTIES AND AUTHORITY.

     The responsibilities, duties and authority of EXECUTIVE shall be as designated from time to time by the Board of Directors of the COMPANY and/or the COMPANY and EXECUTIVE shall perform such additional functions and duties that are reasonable and customary for the position designated in this AGREEMENT.

     Section 1.3 - NO CONFLICT.

     The COMPANY has entered into this AGREEMENT in reliance on EXECUTIVE's representation and warranty that this AGREEMENT and the employment of EXECUTIVE by the COMPANY will not violate or conflict with any AGREEMENT he may have with any other entity or by which EXECUTIVE may be bound.

     Section 1.4 - PLACE OF EMPLOYMENT.

     EXECUTIVE's primary place of employment shall be at the COMPANY's headquarters in Orange County, California; it being understood that the scope of EXECUTIVE's duties hereunder may require a substantial amount of travel.

     Section 1.5 - TERM

     The term of this AGREEMENT shall be for three years unless earlier terminated as provided herein.

                     ARTICLE II - TERMINATION OF EMPLOYMENT

     Section 2.1 - TERMINATION OF AGREEMENT BY THE COMPANY.

          (a)  CAUSE.  The COMPANY may terminate this AGREEMENT:

               (1) at any time without advance notice in the event EXECUTIVE commits any act of fraud, gross misconduct or is convicted of a felony, or

               (2) in the event EXECUTIVE, in the reasonable opinion of the Board of Directors, materially fails to fulfill his duties under this AGREEMENT and such failure remains uncured, in the reasonable opinion of the Board of Directors, thirty days after the COMPANY shall have given EXECUTIVE written notice thereof.

               Any termination pursuant to this Section 2.1(a) shall be deemed to be for cause ("CAUSE").

          (b) WITHOUT CAUSE. The COMPANY may terminate this AGREEMENT at any time without Cause upon one hundred eighty (180) days' notice delivered to EXECUTIVE.

     Section 2.2 - TERMINATION OF AGREEMENT BY DISABILITY OF EXECUTIVE.

     If, for a period of ninety (90) consecutive days or one hundred fifty (150) days in any one year period, EXECUTIVE has been, in the opinion of a physician selected by the COMPANY and reasonably acceptable to EXECUTIVE, disabled, and during such period or periods is unable to substantially perform his duties hereunder (an "EVENT OF DISABILITY"), this AGREEMENT shall then be terminated.

     Section 2.3 - TERMINATION OF AGREEMENT BY DEATH OF EXECUTIVE.

     This AGREEMENT shall be terminated without notice automatically upon EXECUTIVE's death. In such case, the Termination Date shall be the date of death.

     Section 2.4 - TERMINATION OF AGREEMENT BY EXECUTIVE.

     EXECUTIVE may terminate this AGREEMENT (a) if the COMPANY materially changes EXECUTIVE's duties or authority as provided in this AGREEMENT, including assignment to duties materially inconsistent with those set forth herein, material reduction in EXECUTIVE's duties or authority, or material interference by the Board of Directors which adversely affects EXECUTIVE's ability to perform his duties hereunder, (b) if the COMPANY materially breaches this AGREEMENT, including, without limitation, reducing EXECUTIVE's then current Salary or failing to make any Salary or bonus payment when due and owing or (c) upon ninety (90) days' advance notice.

     Section 2.5 - SEVERANCE COMPENSATION.

     Upon termination of this AGREEMENT, EXECUTIVE shall be entitled to the following severance compensation:

          (a) TERMINATION BY THE COMPANY WITHOUT CAUSE. Upon termination by the COMPANY without Cause, EXECUTIVE shall be entitled to receive:

               (i) Salary (as defined below) and Benefits earned or accrued through the date of termination (the "TERMINATION DATE");

               (ii) a lump sum, paid in cash within thirty (30) calendar days after the Termination Date of the Salary expected to be received during the twelve (12) months immediately following the Termination Date (without taking into account any expected future inflation adjustments);

               (iii) a sum equal to any bonus earned or accrued by EXECUTIVE (and unpaid) to which EXECUTIVE would have been entitled pursuant to Section
3.2 hereof had EXECUTIVE's employment continued for a period of three months after the Termination Date; and

               (iv) in the event that EXECUTIVE is not eligible for insurance through COBRA coverage on the Termination Date, the COMPANY shall, for a period ending six months after the Termination Date, either provide EXECUTIVE with continued medical, dental, disability, and health insurance at then existing or reasonably comparable levels under the COMPANY's insurance plan(s) or pay for comparable medical, dental, disability, and health insurance coverage providing EXECUTIVE is insurable.

          EXECUTIVE shall have no right to any other compensation or benefit.

          (b) TERMINATION FOR CAUSE OR IN THE EVENT OF DEATH OR DISABILITY. Upon termination (i) by the COMPANY for Cause, (ii) in the event of EXECUTIVE's death, or (iii) by the COMPANY in an Event of Disability, EXECUTIVE (or his estate, as the case may be) shall be entitled to Salary and Benefits earned or accrued through the Termination Date. EXECUTIVE shall have no right to any other compensation or benefit (including, without limitation, any expected bonus).

          (c) TERMINATION OF AGREEMENT BY EXECUTIVE. Upon termination by EXECUTIVE, EXECUTIVE shall be entitled to:

               (i) If the termination is voluntary, Salary and Benefits earned or accrued through Termination Date pursuant to Section 2.5(a); or,

               (ii) If the termination is because of the occurrence of an event described in Section 2.4(a) or 2.4(b) hereof, EXECUTIVE shall receive compensation under Section 2.5(a) as if such termination were a termination by the COMPANY without Cause.

          (d) NO DUTY TO MITIGATE. Severance compensation shall be paid to EXECUTIVE in accordance with the terms and conditions of this Section 2.5 regardless of whether EXECUTIVE obtains gainful employment after the Termination Date.


                           ARTICLE III - COMPENSATION

     Section 3.1 - BASE SALARY.

     The COMPANY shall pay EXECUTIVE a base salary of one hundred eighty-two thousand dollars ($182,000.00) per annum (the "SALARY"), payable in accordance with the COMPANY's normal payroll periods. In the event this AGREEMENT is extended, then the Salary shall be reviewed at least annually during such extension periods by the Board of Directors and may be increased, but not decreased, by the Board of Directors in its sole discretion.

     Section 3.2 - BONUSES.

     Bonuses shall be established by the COMPANY and payable to the EXECUTIVE upon terms and conditions to be established by the COMPANY for benefit of EXECUTIVE.

     Section 3.3 - BENEFITS.

     EXECUTIVE shall be entitled to the benefits generally made available by the COMPANY from time to time to its EXECUTIVES, including, without limitation, medical, dental, life, pension and retirement and disability insurance. EXECUTIVE shall be entitled to four (4) weeks of paid vacation each year of this AGREEMENT.

     Section 3.4 - REIMBURSEMENT OF EXPENSES.

     During the term of this AGREEMENT, the COMPANY shall reimburse EXECUTIVE for reasonable and properly documented out-of-pocket expenses incurred in connection with the business of the COMPANY, subject to such policies as the COMPANY may from time to time reasonably establish.

     Section 3.5 - STOCK OPTIONS.

     In addition to the Salary and Bonus paid to EXECUTIVE by the COMPANY, the COMPANY may grant EXECUTIVE non-qualified stock options (the "STOCK OPTIONS") to purchase shares of the COMPANY's common stock, without par value (the "COMMON STOCK") subject to the terms, conditions and restrictions of or related to the COMPANY's Option Plan and any relevant vesting schedule contained in the option AGREEMENT covering said grant.

              ARTICLE IV - MAINTENANCE OF CONFIDENTIAL INFORMATION,
                     NON-COMPETITION AND HIRING OF EMPLOYEES

     Section 4.1 - TRADE SECRETS AND CONFIDENTIAL INFORMATION.

     EXECUTIVE acknowledges that the success of the COMPANY depends and will depend in large part on its development of, and continued ability to protect, its trade secrets and confidential information. EXECUTIVE understands that it is the duty of every person employed by the COMPANY to preserve and protect the COMPANY's trade secrets, consisting of formulas, patterns, devices, secret inventions, processes and compilations of information, records and specifications in connection with pharmaceutical drugs and drug development technologies (the "TRADE SECRETS") and other related data, information or technologies of the COMPANY considered by it to be confidential or proprietary (collectively with Trade Secrets, the "CONFIDENTIAL INFORMATION"). During the term of this AGREEMENT and at all times thereafter, EXECUTIVE shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person or entity other than the COMPANY or its affiliates, any Confidential Information.

     Section 4.2 - COMPANY PROPERTY.

     All Confidential Information and other materials, information and data of any kind furnished by the COMPANY to EXECUTIVE, or developed by EXECUTIVE on behalf of the COMPANY or at the COMPANY's direction or for the COMPANY's use or otherwise in connection with the provision of services hereunder, are and shall remain the sole and confidential property of the COMPANY. In the event that the COMPANY requests the return of such materials at any time during the term of this AGREEMENT or at or after the termination of this AGREEMENT, EXECUTIVE shall immediately surrender such materials to the COMPANY.

     Section 4.3 - TECHNOLOGY TRANSFER.

     EXECUTIVE will promptly advise the COMPANY of each invention, discovery, idea, or improvement (collectively hereafter referred to as "Invention"), whether or not patentable, that is made or conceived by EXECUTIVE, either alone or with others, during the term of his employment and directly or indirectly related to EXECUTIVE's work and investigations or resulting from or suggested by any work done for the COMPANY at its request. EXECUTIVE will promptly submit to the President of the COMPANY a written disclosure of each Invention describing its nature, use, and operation. To this end, EXECUTIVE will maintain a record of all work of an important character, including each Invention. EXECUTIVE, without further consideration, hereby assigns to the COMPANY all right, title and interest in and to each and every Invention, which EXECUTIVE may possess, whether or not patentable, and will, at all times during the term hereof and thereafter its termination for any reason, assist the COMPANY in every proper way with perfecting the

COMPANY's interest in such invention. The COMPANY may obtain, for its own benefit, patents or other forms of protection for each Invention in any and all countries. From time to time on request, EXECUTIVE will execute all papers and do all proper things that may reasonably be required to protect and maintain the rights of the COMPANY in an Invention, whether or not patented.

     Section 4.4 - NON-COMPETITION.

     Without limiting the foregoing, during the term of this AGREEMENT and for one (1) year thereafter, EXECUTIVE shall not directly or indirectly engage or participate (as an employee, owner, partner, shareholder, joint venturer, agent, representative or independent contractor, or in any other capacity calling for the making of any investment or the rendering of any services or any acts of management, operation or control) in any business that is the same as, similar to or competitive with the business of the COMPANY as it has been or is being conducted during the term of this AGREEMENT, including, but not limited to, the development, manufacture and marketing of pharmaceuticals or dietary supplements from natural medicines; provided, however, that EXECUTIVE may own up to one percent (1%) of any class of securities of an entity engaged in such a competitive business if such securities are (i) listed on a national securities exchange or market or (ii) registered under the Securities Act.

     Section 4.5 - HIRING OF EMPLOYEES.

     During the term of this AGREEMENT and for a period of one (1) year thereafter, EXECUTIVE will not, directly or indirectly, either for himself or for any other person, firm, COMPANY or other entity, materially alter the COMPANY's relationship with, take away or employ, or attempt to materially alter the COMPANY's relationship with, solicit, divert, take away or employ any of the customers, business or employees of the COMPANY or any of its affiliates; provided, however, EXECUTIVE may employ during such period former employees of the COMPANY or its affiliates whose employment has been terminated by the COMPANY or such affiliates.


                         ARTICLE V - GENERAL PROVISIONS

     Section 5.1 - ASSIGNMENT; AGREEMENT TO SURVIVE DISSOLUTION OR MERGER.

     This AGREEMENT shall not be terminated by the voluntary or involuntary dissolution of the COMPANY or by any merger where the COMPANY is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the business or assets of the COMPANY. In the event of any such merger or transfer, the provisions of this AGREEMENT shall be binding on and shall inure to the benefit of the surviving entity or the entity to which such business or assets shall be transferred. This AGREEMENT may not be assigned by EXECUTIVE.

     Section 5.2 - REMEDIES.

     EXECUTIVE is obligated under this AGREEMENT to render services of a special, unique, unusual, extraordinary and intellectual character, thereby giving this AGREEMENT peculiar value. EXECUTIVE is also obligated, under
Article IV hereof, to protect the Confidential Information of the COMPANY. Any loss resulting from a breach of EXECUTIVE's obligations to render services or protect Confidential Information could not be reasonably or adequately compensated in damages in an action at law. Therefore, in addition to other remedies provided by law or this AGREEMENT, the COMPANY shall have the right to obtain injunctive relief, in the appropriate court, against the performance elsewhere by EXECUTIVE of services in direct or indirect competition with the COMPANY, and, at any time, against the dissemination by EXECUTIVE of Confidential Information, or the use of such information by EXECUTIVE in violation of Article IV hereof.

     Section 5.3 - CHOICE OF LAW.

     The formation, construction and performance of this AGREEMENT shall be in accordance with the laws of the State of California.

     Section 5.4 - NOTICES.

     Any notice to the COMPANY required or permitted hereunder shall be given in writing, either by personal service, by facsimile, or by certified mail, postage prepaid, duly addressed to the General Counsel of the COMPANY at the COMPANY's then principal place of business. Any such notice to EXECUTIVE shall be given in a like manner, and if mailed, shall be addressed to EXECUTIVE at his residence then shown in the files of the COMPANY. For the purpose of determining compliance with any time limit herein, a notice sent by mail shall be deemed given four days after the postmark date. Any other notice shall be deemed given upon receipt of the notice.

     Section 5.5 - SOLE AND ENTIRE AGREEMENT.

     This AGREEMENT constitutes the sole and entire existing employment AGREEMENT between the parties and completely and correctly expresses all of the rights and obligations of the parties. All prior AGREEMENTS, conditions, practices, customs, usages and obligations are completely superseded and revoked insofar as any such prior AGREEMENT, conditions, practice, custom, usage or obligations might have given rise to any enforceable right.

     Section 5.6 - WAIVERS.

     The waiver in any particular instance or series of instances of any term or condition of this AGREEMENT or any breach hereof by either party shall not constitute a waiver of such term or condition or of any breach thereof in any other instance.

     Section 5.7 - AMENDMENT.

     This AGREEMENT is subject to amendment only by subsequent written AGREEMENT between, and executed by, the parties hereto. Commencement or continuation of any custom, practice or usage by the COMPANY shall not constitute an amendment hereof or otherwise give rise to enforceable rights or create obligations of the COMPANY.

     Section 5.8 - SEPARABILITY.

     In the event any Article or portion thereof is declared illegal, the remainder of this AGREEMENT shall remain in full force and effect.

     Section 5.9 - DURATION OF RIGHTS.

     The provisions of Section 2.5, Article III and Article IV of this AGREEMENT shall survive the termination of this AGREEMENT. All other rights and obligations created by or arising under this AGREEMENT shall terminate automatically upon termination of this AGREEMENT except as otherwise expressly provided herein.

     IN WITNESS WHEREOF, the parties have executed this AGREEMENT at Irvine, California as of the date first above written.

EXECUTIVE                          PHARMAPRINT INC.


                                   By:
-----------------------------         ------------------------------------
Elliot P. Friedman                 Title: